UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

Voyager Learning Company
(Exact name of registrant as specified in its charter)

DELAWARE	001-07680	36-3580106
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On April 9, 2009 Mr. Ronald Klausner, President of Voyager Expanded Learning, waived his right to his multi-year stock option grant dated February 4, 2004. A copy of this letter is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

99.1 Klausner Waiver of Stock Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2009	VOYAGER LEARNING COMPANY

	By:	/s/ Todd W. Buchardt
Name: Todd W. Buchardt
Title: Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Number	Exhibit
EX-99.1	Klausner Waiver of Stock Options